Exhibit 6

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Bell South Debenture-Backed
Series 2002-8
*CUSIP:  21988G445

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2002

INTEREST ACCOUNT

Balance as of December 1, 2001                                             $0.00
         Scheduled Income received on securities                   $2,348,849.99
         Unscheduled Income received on securities                         $0.00

LESS:
         Distribution to Holders                                    -$104,393.33
         Distribution to Depositor                                -$2,244,456.67
         Trustee Fee                                                       $0.01
Balance as of June 1, 2002                                                 $0.00

PRINCIPAL ACCOUNT

Balance as of December 1, 2001                                             $0.00
         Scheduled principal payment received on securities                $0.00

LESS:
       Distribution to Holders                                             $0.00
Balance as of June 1, 2002                                                 $0.00


                  UNDERLYING SECURITIES HELD AS OF June 1, 2002

Principal
Amount                        Title of Security
------                        -----------------
$67,110,000                   BellSouth Telecom 7.00% Debentures
                              due June 1, 2095
                              *CUSIP: 079867AP2

U.S. Bank Trust National Association, as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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